FORM 8-K

                    SECURITIES AND EXCHANGE COMMISSION

                           Washington, DC 20549

                              CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

      Date of Report (Date of earliest event reported) June 9, 1998.


                       DCI Telecommunications, Inc.
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          (Exact name of registrant as specified in its charter)


   Colorado                     2-96976-D               84-1155041
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(State or other             (Commission File        (IRS Employer
   jurisdiction of            Number)                 Identification
   incorporation)                                     Number)

                      611 Access Road, Stratford, CT 06497
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                 (Address of principal executive offices)

    Registrant's telephone number, including area code:  (203) 380-0910

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      (Former name or former address, if changed since last report.)
Item 5. Other Events

     On June 9, 1998, Robert Muller and Daniel Mulholland (the "Exercising Parties") completed the exercise of put options held by each of them under that certain stock purchase agreement dated November 26, 1996 (the "Agreement") among DCI Telecommunications, Inc. ("Registrant"), as purchaser, Muller Media, Inc., and the Exercising Parties, as selling stockholders of Muller Media, Inc. The put options enabled the Exercising Parties to require the Registrant to transform the closing consideration of 1,200,000 shares of the Registrant's common stock into cash by requiring DCI to repurchase the DCI common stock issued as closing consideration for $3,000,000 upon exercise of the put options. DCI repurchased 400,000 shares of such common stock in March, 1998 for $1,000,000 and completed the repurchase from the Exercising Parties on June 9, 1998 upon payment of an additional $2,000,000.

                                SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    DCI Telecommunications, Inc.

                    Joseph J. Murphy
                    __________________________
                    Joseph J.  Murphy
                    President
                    Date: June 15, 1998